News Release

Contacts:   Laurie G. Hylton 617.672.8527

Daniel C. Cataldo 617.672.8952

Eaton Vance Corp.

Report for the Three and Nine Month Periods Ended July 31, 2014

Boston, MA, August 20, 2014 – Eaton Vance Corp. (NYSE: EV) today reported adjusted earnings per diluted share(1) of $0.63 for the third quarter of fiscal 2014, an increase of 21 percent over the $0.52 of adjusted earnings per diluted share in the third quarter of fiscal 2013 and an increase of 7 percent over the $0.59 of adjusted earnings per diluted share in the second quarter of fiscal 2014.  Net income and gains (losses) on seed capital investments contributed $0.01 in the third quarter of fiscal 2014, compared to -$0.02 and $0.01 in the third quarter of fiscal 2013 and second quarter of fiscal 2014, respectively.

As determined under generally accepted accounting principles in the United States of America (“GAAP”), the Company earned $0.63 in the third quarter of fiscal 2014, $0.18 in the third quarter of fiscal 2013 and $0.59 in the second quarter of fiscal 2014. In the third quarter of fiscal 2013, adjusted earnings differed from GAAP earnings to reflect $0.28 per diluted share of costs associated with retiring $250 million of the Company’s 6.5 percent 2017 Senior Notes (“2017 Senior Notes”), $0.05 per diluted share of charges in connection with settling a state tax matter and $0.01 per diluted share of closed-end structuring fees incurred in that quarter.

Adjusted earnings per diluted share were $1.80 in the nine months ended July 31, 2014 compared to $1.53 in the nine months ended July 31, 2013, an increase of 18 percent. The Company’s GAAP earnings per diluted share were $1.78 and $1.07, respectively, for these periods.

Net outflows of $2.0 billion from long-term funds and separate accounts in the third quarter of fiscal 2014 compare to net inflows of $8.8 billion in the third quarter of fiscal 2013 and net outflows of $0.9 billion in the second quarter of fiscal 2014.

“Eaton Vance again achieved record earnings in the third quarter of fiscal 2014,” said Thomas Faust Jr., Chairman and Chief Executive Officer.  “Although flows remain disappointing, continued development of emerging franchises and strong investment performance support improved organic growth in the coming quarters.”

Consolidated assets under management were $288.2 billion on July 31, 2014, an increase of 7 percent from the $268.8 billion of managed assets on July 31, 2013 and an increase of 1 percent from the $285.9 billion of managed assets on April 30, 2014.  The increase in ending assets under management from July 31 of last year reflects market appreciation of $19.6 billion and net outflows of $0.2 billion. The sequential quarterly increase in ending assets under management reflects market price appreciation of $4.4 billion and net outflows of $2.0 billion.

Average consolidated assets under management were $289.3 billion in the third quarter of fiscal 2014, up 10 percent from $263.7 billion in the third quarter of fiscal 2013 and up 2 percent from $284.4 billion in the second quarter of fiscal 2014.

(1) Although the Company reports its financial results in accordance with GAAP, management believes that certain non-GAAP financial measures, while not a substitute for GAAP financial measures, may be effective indicators of the Company’s performance over time.  Adjusted net income and adjusted earnings per diluted share reflect the add back of adjustments in connection with changes in the estimated redemption value of non-controlling interests in our affiliates redeemable at other than fair value (“non-controlling interest value adjustments”), closed-end fund structuring fees and other items management deems non-recurring or non-operating, such as special dividends, costs associated with retiring debt and tax settlements.  See reconciliation provided in Attachment 2 for more information on adjusting items.

Attachments 5 and 6 summarize the Company’s consolidated assets under management and asset flows by investment mandate and investment vehicle. Attachment 7 summarizes the Company’s consolidated assets under management by investment affiliate.

As shown in Attachment 6, consolidated gross sales and other inflows were $26.2 billion in the third quarter of fiscal 2014, down 7 percent from $28.0 billion in the third quarter of fiscal 2013 and up 15 percent from $22.8 billion in the second quarter of fiscal 2014. Gross redemptions and other outflows were $28.2 billion in the third quarter of fiscal 2014, up 47 percent from $19.2 billion in the third quarter of fiscal 2013 and up 19 percent from $23.7 billion in the second quarter of fiscal 2014.

As of July 31, 2014, 49 percent-owned affiliate Hexavest, Inc. (“Hexavest”) managed $17.0 billion of client assets, an increase of 8 percent from the $15.7 billion of managed assets on July 31, 2013 and substantially unchanged from the $17.1 billion of managed assets on April 30, 2014. Hexavest-managed funds and separate accounts had net outflows of $0.3 billion in the third quarter of fiscal 2014, net inflows of $0.5 billion in the third quarter of fiscal 2013 and net outflows of $0.1 billion in the second quarter of fiscal 2014.  Attachment 9 summarizes assets under management and asset flow information for Hexavest. Other than Eaton Vance-sponsored funds for which Hexavest is advisor or sub-advisor, the managed assets and flows of Hexavest are not included in Eaton Vance consolidated totals.

Financial Highlights

	Three Months Ended
	(in thousands, except per share figures)

	July 31,	April 30,	July 31,
	2014	2014	2013

Revenue	$367,590	$354,061	$350,361
Expenses	236,412	228,758	231,511
Operating income	131,178	125,303	118,850

Operating margin	35.7%	35.4%	33.9%

Non-operating expense	(4,850)	(7,226)	(71,315)
Income taxes	(48,899)	(45,249)	(25,137)
Equity in net income of affiliates, net of tax	3,840	5,219	2,652
Net income	81,269	78,047	25,050
Net income attributable to non-controlling
and other beneficial interests	(3,334)	(3,146)	(1,847)
Net income attributable to
Eaton Vance Corp. shareholders	$77,935	$74,901	$23,203
Adjusted net income attributable to Eaton
Vance Corp. shareholders(1)	$77,876	$74,901	$66,513

Earnings per diluted share	$0.63	$0.59	$0.18

Adjusted earnings per diluted share(1)	$0.63	$0.59	$0.52

Third Quarter Fiscal 2014 vs. Third Quarter Fiscal 2013

In the third quarter of fiscal 2014, revenue increased 5 percent to $367.6 million from revenue of $350.4 million in the third quarter of fiscal 2013.  Investment advisory and administrative fees were up 6 percent, reflecting a 10 percent increase in average consolidated assets under management and lower average effective fee rates. Performance fees contributed $0.9 million to investment advisory and administrative fees, unchanged from the third quarter of fiscal 2013. Distribution and service fee revenues were collectively down 3 percent, reflecting lower managed assets in fund share classes that are subject to distribution and service fees.

Operating expenses increased 2 percent to $236.4 million in the third quarter of fiscal 2014 from $231.5 million in the third quarter of fiscal 2013, reflecting increases in compensation, service fee expense, fund-related expenses and other operating expenses, offset by reduced amortization of deferred sales commissions. The increase in compensation expense reflects increases in stock-based compensation, higher employee headcount and increases in base salaries and benefits, offset by lower operating income-based bonus accruals and a decrease in sales-based incentives. The increase in service fee expense reflects an increase in average assets under management subject to service fee payments.  The increase in fund-related expenses primarily reflects an increase in sub-advisory expenses for Company-sponsored funds managed by unaffiliated sub-advisors. Other expenses increased 4 percent, reflecting increases in travel and information technology expenses.  The decrease in amortization of deferred sales commissions largely reflects decreases in Class B share and Class C share amortization.  Distribution expense was flat year-over-year, reflecting the non-recurrence of $1.7 million in closed-end fund-related structuring fees paid in the third quarter of fiscal 2013, offset by an increase in intermediary marketing support payments.

Operating income was up 10 percent to $131.2 million in the third quarter of fiscal 2014 from $118.9 million in the third quarter of fiscal 2013.  Operating margin improved to 35.7 percent in the third quarter of fiscal 2014 from 33.9 percent in the third quarter of fiscal 2013.

Non-operating expense totaled $4.9 million in the third quarter of fiscal 2014 compared to $71.3 million in the third quarter of fiscal 2013. The year-over-year change reflects $56.9 million in costs incurred on the retirement of $250 million of the Company’s 2017 Senior Notes in the third quarter of fiscal 2013, a $7.9 million positive change in gains (losses) and other investment income related to the Company’s investments in sponsored products, a decrease of $1.7 million in interest expense and a $0.9 million decline in income (expense) of the Company’s consolidated collateralized loan obligation (“CLO”) entities.

The Company’s effective tax rate, calculated as a percentage of income before income taxes and equity in net income of affiliates, was 38.7 percent in the third quarter of fiscal 2014. Excluding the impact of consolidated CLO entities’ income (expense) borne by other beneficial interest holders, the Company’s effective tax rate was 38.5 percent for the quarter. During the third quarter of fiscal 2013, the Company settled a multi-year state tax audit, the net impact of which was an increase to income tax expense of $6.7 million.

Equity in net income of affiliates increased to $3.8 million in the third quarter of fiscal 2014 from $2.7 million in the third quarter of fiscal 2013.  Equity in net income of affiliates in the third quarter of fiscal 2014 included $2.9 million of Company equity in the net income of Hexavest and $0.9 million of gains (losses) and other income on the Company’s investments in sponsored funds.  Equity in net income of affiliates in the third quarter of fiscal 2013 included $2.5 million of Company equity in the net income of Hexavest and $0.1 million of net income in a private equity partnership.

Net income attributable to non-controlling and other beneficial interests was $3.3 million in the third quarter of fiscal 2014 compared to $1.8 million in the third quarter of fiscal 2013. As shown in Attachment 3, net income attributable to non-controlling and other beneficial interests included non-controlling interest value adjustments relating to our majority-owned subsidiaries of -$0.1 million and $0.4 million in the third quarter of fiscal 2014 and 2013, respectively. The year-over-year change also reflects a decrease in the net income (loss) attributable to non-controlling interest holders of the Company’s consolidated CLO entities.

Third Quarter Fiscal 2014 vs. Second Quarter Fiscal 2014

In the third quarter of fiscal 2014, revenue increased 4 percent to $367.6 million from revenue of $354.1 million in the second quarter of fiscal 2014.  Investment advisory and administrative fees were up 4 percent, reflecting a 2 percent increase in average consolidated assets under management and slightly higher average effective fee rates driven by an increase in the number of fee days in the quarter. Performance fees contributed $0.9 million and $1.0 million to investment advisory and administrative fees in the third and second quarters of fiscal 2014, respectively. Distribution and service fee revenues were up 3 percent in aggregate, reflecting an increase in managed assets in fund share classes that are subject to distribution and service fees.

Operating expenses increased 3 percent to $236.4 million in the third quarter of fiscal 2014 from $228.8 million in the second quarter of fiscal 2014, reflecting increases in compensation, distribution and service fee expenses, fund-related expenses and other operating expenses, offset by reduced amortization of deferred sales commissions. The increase in compensation expense reflects an increase in base salaries, driven by an increase in payroll days in the current quarter, and an increase in stock-based compensation, offset by lower operating income-based bonus accruals. The increase in distribution and service fee expense reflects increased average assets under management subject to those fees. The increase in fund-related expenses can be attributed to an increase in expenses borne by the Company on funds for which it receives an all-in fee, as well as other fund-related expenses. Other expenses increased 4 percent, reflecting an increase in information technology expenses offset by a decrease in professional expenses. The decrease in amortization of deferred sales commissions reflects a decrease in Class C share amortization.

Operating income was up 5 percent to $131.2 million in the third quarter of fiscal 2014 from $125.3 million in the second quarter of fiscal 2014.  Operating margin improved to 35.7 percent in the third quarter of fiscal 2014 from 35.4 percent in the second quarter of fiscal 2014.

Non-operating expense totaled $4.9 million in the third quarter of fiscal 2014 compared to $7.2 million in the second quarter of fiscal 2014, reflecting a $3.7 million positive change in gains (losses) and other investment income related to the Company’s investments in sponsored products.

Equity in net income of affiliates decreased to $3.8 million in the third quarter of fiscal 2014 from $5.2 million in the second quarter of fiscal 2014.  Equity in net income of affiliates included $2.9 million of Company equity in the net income of Hexavest and $0.9 million of gains (losses) and other income on the Company’s investments in sponsored funds in the third quarter of fiscal 2014.  Equity in net income of affiliates included $2.6 million of Company equity in the net income of Hexavest, $2.2 million of gains (losses) and other income on the Company’s investments in sponsored funds and $0.4 million of net income in a private equity partnership in the second quarter of fiscal 2014.

Net income attributable to non-controlling and other beneficial interests was $3.3 million in the third quarter of fiscal 2014 and $3.1 million in the second quarter of fiscal 2014.

Weighted average diluted shares outstanding decreased 2.0 million shares, or 2 percent, in the third quarter of fiscal 2014 from the second quarter of fiscal 2014, primarily reflecting the impact of share repurchases.  During the third quarter of fiscal 2014 the Company issued 0.5 million shares of restricted and unrestricted Non-Voting Common Stock in connection with granting incentive equity awards and the exercise of employee stock options. Over the same period, the Company used $92.6 million to repurchase and retire 2.5 million shares of its Non-Voting Common Stock.

Balance Sheet Information

Cash and cash equivalents totaled $362.0 million on July 31, 2014, with no outstanding borrowings against the Company’s $300 million credit facility.  Included within investments is $186.8 million of short-term debt securities with maturities between 90 days and one year.  During the first nine months of fiscal 2014, the Company used $227.9 million to repurchase and retire 6.0 million shares of its Non-Voting Common Stock under its repurchase authorizations.  Of the current 8.0 million share repurchase authorization, approximately 7.2 million shares remain available.

Conference Call Information

Eaton Vance Corp. will host a conference call and webcast at 11:00 AM eastern time today to discuss the financial results for the three and nine months ended July 31, 2014. To participate in the conference call, please call 877-201-0168 (domestic) or 647-788-4901 (international) and refer to “Eaton Vance Corp. Third Fiscal Quarter Earnings.” Listeners to the conference call must enter the confirmation code 87504388.  A webcast of the conference call can also be accessed via Eaton Vance’s website, www.eatonvance.com.

A replay of the call will be available for one week by calling 855-859-2056 (domestic) or 404-537-3406 (international) or by accessing Eaton Vance’s website, www.eatonvance.com. Listeners to the telephone replay must enter the confirmation code 87504388.

About Eaton Vance Corp.

Eaton Vance Corp. is one of the oldest investment management firms in the United States, with a history dating back to 1924. Eaton Vance and its affiliates offer individuals and institutions a broad array of investment strategies and wealth management solutions.  The Company’s long record of providing exemplary service, timely innovation and attractive returns through a variety of market conditions has made Eaton Vance the investment manager of choice for many of today’s most discerning investors.  For more information about Eaton Vance, visit www.eatonvance.com.

Forward-Looking Statements

This news release may contain statements that are not historical facts, referred to as “forward-looking statements.”  The Company’s actual future results may differ significantly from those stated in any forward-looking statements, depending on factors such as changes in securities or financial markets or general economic conditions, client sales and redemption activity, the continuation of investment advisory, administration, distribution and service contracts, and other risks discussed in the Company’s filings with the Securities and Exchange Commission.

							Attachment 1
Eaton Vance Corp.
Summary of Results of Operations
(in thousands, except per share figures)

	Three Months Ended					Nine Months Ended
				%	%
				Change	Change
				Q3 2014	Q3 2014
	July 31,	April 30,	July 31,	vs.	vs.	July 31,	July 31,	%
	2014	2014	2013	Q2 2014	Q3 2013	2014	2013	Change
Revenue:

Investment advisory and administrative fees	$311,756	$300,136	$293,589	4%	6%	$916,605	$833,791	10%
Distribution and underwriter fees	21,548	21,212	22,681	2	(5)	64,381	67,597	(5)
Service fees	31,977	30,829	32,259	4	(1)	95,097	94,521	1
Other revenue	2,309	1,884	1,832	23	26	5,829	4,661	25
Total revenue	367,590	354,061	350,361	4	5	1,081,912	1,000,570	8
Expenses:

Compensation and related costs	117,632	114,656	115,379	3	2	351,110	334,220	5
Distribution expense	35,591	34,785	35,452	2	-	105,924	104,645	1
Service fee expense	29,780	28,281	29,013	5	3	87,266	86,488	1
Amortization of deferred sales commissions	4,084	4,354	4,983	(6)	(18)	13,408	14,518	(8)
Fund-related expenses	9,380	8,455	8,230	11	14	26,288	23,728	11
Other expenses	39,945	38,227	38,454	4	4	117,235	109,371	7
Total expenses	236,412	228,758	231,511	3	2	701,231	672,970	4
Operating income	131,178	125,303	118,850	5	10	380,681	327,600	16
Non-operating income (expense):
Gains (losses) and other investment
income, net	2,917	(738)	(8,027)	NM	NM	2,592	2,223	17
Interest expense	(7,443)	(7,404)	(9,167)	1	(19)	(22,247)	(26,309)	(15)
Loss on extinguishment of debt	-	-	(52,886)	-	NM	-	(52,886)	NM
Other income (expense) of consolidated
CLO entities:
Gains and other investment income, net	1,434	5,104	1,704	(72)	(16)	15,247	7,881	93
Interest and other expense	(1,758)	(4,188)	(2,939)	(58)	(40)	(13,781)	(10,211)	35
Total non-operating expense	(4,850)	(7,226)	(71,315)	(33)	(93)	(18,189)	(79,302)	(77)

Income before income taxes and equity
in net income of affiliates	126,328	118,077	47,535	7	166	362,492	248,298	46
Income taxes	(48,899)	(45,249)	(25,137)	8	95	(138,790)	(99,270)	40
Equity in net income of affiliates, net of tax	3,840	5,219	2,652	(26)	45	12,344	9,269	33
Net income	81,269	78,047	25,050	4	224	236,046	158,297	49
Net income attributable to non-controlling
and other beneficial interests	(3,334)	(3,146)	(1,847)	6	81	(11,852)	(21,608)	(45)
Net income attributable to
Eaton Vance Corp. Shareholders	$77,935	$74,901	$23,203	4	236	$224,194	$136,689	64

Earnings per share:
Basic	$0.66	$0.62	$0.19	6	247	$1.86	$1.12	66
Diluted	$0.63	$0.59	$0.18	7	250	$1.78	$1.07	66

Weighted average shares outstanding:
Basic	116,145	118,103	117,594	(2)	(1)	117,248	116,399	1
Diluted	121,013	123,021	123,872	(2)	(2)	122,550	122,155	-

Dividends declared per share:
Regular	$0.22	$0.22	$0.20	-	10	$0.66	$0.60	10
Special	$-	$-	$-	-	-	$-	$1.00	NM

						Attachment 2
Eaton Vance Corp.
Reconciliation of net income attributable to Eaton Vance Corp.
shareholders to adjusted net income attributable to Eaton Vance Corp.
shareholders and earnings per diluted share to adjusted earnings per diluted share

	Three Months Ended					Nine Months Ended
				% Change	% Change
	July 31,	April 30,	July 31,	Q3 2014 vs.	Q3 2014 vs.	July 31,	July 31,	%
(in thousands, except per share figures)	2014	2014	2013	Q2 2014	Q3 2013	2014	2013	Change

Net income attributable to Eaton
Vance Corp. shareholders	$77,935	$74,901	$23,203	4%	236%	$224,194	$136,689	64%

Non-controlling interest value
adjustments	(59)	-	405	NM	NM	2,330	11,718	(80)

Closed-end fund structuring fees,
net of tax	-	-	1,043	-	NM	-	2,720	NM

Loss on extinguishment of debt, net of tax*	-	-	35,171	-	NM	-	35,171	NM

Settlement of state tax audit	-	-	6,691	-	NM	-	6,691	NM

Adjusted net income attributable to
Eaton Vance Corp. shareholders	$77,876	$74,901	$66,513	4	17	$226,524	$192,989	17

Earnings per diluted share	$0.63	$0.59	$0.18	7	250	$1.78	$1.07	66

Non-controlling interest value
adjustments	-	-	-	-	-	0.02	0.09	(78)

Closed-end fund structuring fees,
net of tax	-	-	0.01	-	NM	-	0.02	NM

Loss on extinguishment of debt, net of tax	-	-	0.28	-	NM	-	0.28	NM

Settlement of state tax audit	-	-	0.05	-	NM	-	0.05	NM

Special dividend adjustment	-	-	-	-	-	-	0.02	NM

Adjusted earnings per diluted share	$0.63	$0.59	$0.52	7	21	$1.80	$1.53	18

* The loss on extinguishment of debt is comprised of a $52.9 million loss on extinguishment of debt, a $3.1 million loss on a reverse treasury lock entered into in conjunction with the retirement of debt and $0.9 million of additional interest related to the accelerated amortization of a treasury lock tied to the retired portion of the debt.

							Attachment 3
Eaton Vance Corp.
Components of net income attributable
to non-controlling and other beneficial interests

	Three Months Ended					Nine Months Ended
				% Change	% Change
	July 31,	April 30,	July 31,	Q3 2014 vs.	Q3 2014 vs.	July 31,	July 31,	%
(in thousands)	2014	2014	2013	Q2 2014	Q3 2013	2014	2013	Change

Consolidated funds	$42	$413	$(206)	(90)%	NM %	$259	$3,886	(93)%

Majority-owned subsidiaries	4,261	3,524	4,007	21	6	11,268	11,596	(3)

Non-controlling interest value
adjustments	(59)	-	405	NM	NM	2,330	11,718	(80)

Consolidated CLO entities	(910)	(791)	(2,359)	15	(61)	(2,005)	(5,592)	(64)

Net income attributable to non-controlling
and other beneficial interests	$3,334	$3,146	$1,847	6	81	$11,852	$21,608	(45)

		Attachment 4
Eaton Vance Corp.
Balance Sheet
(in thousands, except per share figures)

	July 31,	October 31,
	2014	2013
Assets

Cash and cash equivalents	$362,017	$461,906
Investment advisory fees and other receivables	171,403	170,220
Investments	642,475	536,323
Assets of consolidated collateralized loan obligation ("CLO") entities:
Cash and cash equivalents	21,074	36,641
Bank loans and other investments	166,025	685,681
Other assets	2,179	5,814
Deferred sales commissions	16,966	17,923
Deferred income taxes	53,014	61,139
Equipment and leasehold improvements, net	46,247	48,746
Intangible assets, net	67,457	74,534
Goodwill	228,876	228,876
Other assets	58,355	79,446
Total assets	$1,836,088	$2,407,249

Liabilities, Temporary Equity and Permanent Equity

Liabilities:

Accrued compensation	$142,147	$169,953
Accounts payable and accrued expenses	69,022	58,529
Dividend payable	26,547	26,740
Debt	573,616	573,499
Liabilities of consolidated CLO entities:
Senior and subordinated note obligations	182,725	279,127
Line of credit	-	247,789
Redeemable preferred shares	-	64,952
Other liabilities	389	124,305
Other liabilities	72,437	115,960
Total liabilities	1,066,883	1,660,854
Commitments and contingencies

Temporary Equity:
Redeemable non-controlling interests	99,966	74,856
Total temporary equity	99,966	74,856

Permanent Equity:
Voting Common Stock, par value $0.00390625 per share:
Authorized, 1,280,000 shares
Issued and outstanding, 415,078 and 399,240 shares, respectively	2	2
Non-Voting Common Stock, par value $0.00390625 per share:
Authorized, 190,720,000 shares
Issued and outstanding, 118,320,698 and 121,232,506 shares, respectively	462	474
Additional paid-in capital	-	124,837
Notes receivable from stock option exercises	(7,569)	(7,122)
Accumulated other comprehensive loss	(4,508)	(177)
Appropriated retained earnings	4,557	10,249
Retained earnings	674,492	541,521
Total Eaton Vance Corp. shareholders' equity	667,436	669,784
Non-redeemable non-controlling interests	1,803	1,755
Total permanent equity	669,239	671,539
Total liabilities, temporary equity and permanent equity	$1,836,088	$2,407,249

					Attachment 5
Eaton Vance Corp.
Consolidated Net Flows by Investment Mandate(1)
(in millions)

	Three Months Ended			Nine Months Ended
	July 31,	April 30,	July 31,	July 31,	July 31,
	2014	2014	2013	2014	2013
Equity assets - beginning of period(2)	$93,733	$90,765	$89,534	$93,585	$80,782
Sales and other inflows	3,465	3,669	4,056	10,920	13,823
Redemptions/outflows	(4,129)	(5,015)	(4,185)	(14,766)	(14,135)
Net flows	(664)	(1,346)	(129)	(3,846)	(312)
Assets acquired(3)	-	-	-	-	1,572
Exchanges	468	20	46	1,000	162
Market value change	2,517	4,294	1,323	5,315	8,570
Equity assets - end of period	$96,054	$93,733	$90,774	$96,054	$90,774
Fixed income assets - beginning of period(4)	43,917	43,339	49,949	44,211	49,003
Sales and other inflows	3,344	2,626	2,065	8,420	8,732
Redemptions/outflows	(3,299)	(2,756)	(3,595)	(9,336)	(10,318)
Net flows	45	(130)	(1,530)	(916)	(1,586)
Assets acquired(3)	-	-	-	-	472
Exchanges	59	62	(277)	23	(358)
Market value change	266	646	(2,321)	969	(1,710)
Fixed income assets - end of period	$44,287	$43,917	$45,821	$44,287	$45,821
Floating-rate income assets - beginning of period	45,115	44,073	33,679	41,821	26,388
Sales and other inflows	4,139	4,170	6,636	13,094	15,987
Redemptions/outflows	(5,491)	(2,842)	(2,152)	(11,037)	(4,664)
Net flows	(1,352)	1,328	4,484	2,057	11,323
Exchanges	(62)	(49)	169	(57)	251
Market value change	51	(237)	(162)	(69)	208
Floating-rate income assets - end of period	$43,752	$45,115	$38,170	$43,752	$38,170
Alternative assets - beginning of period	12,112	13,171	16,022	15,212	12,864
Sales and other inflows	774	767	2,348	2,630	6,925
Redemptions/outflows	(1,208)	(1,967)	(1,770)	(6,164)	(3,785)
Net flows	(434)	(1,200)	578	(3,534)	3,140
Assets acquired(3)	-	-	-	-	650
Exchanges	(15)	(20)	(22)	(84)	(138)
Market value change	28	161	(480)	97	(418)
Alternative assets - end of period	$11,691	$12,112	$16,098	$11,691	$16,098
Implementation services assets - beginning of period	90,815	87,010	70,966	85,637	30,302
Sales and other inflows	14,429	11,549	12,933	43,399	26,663
Redemptions/outflows	(14,053)	(11,105)	(7,504)	(41,168)	(18,396)
Net flows	376	444	5,429	2,231	8,267
Assets acquired(3)	-	-	-	-	32,064
Exchanges	(456)	(5)	-	(913)	(14)
Market value change	1,488	3,366	1,278	5,268	7,054
Implementation services assets - end of period	$92,223	$90,815	$77,673	$92,223	$77,673
Total long-term fund and separate account
assets - beginning of period	285,692	278,358	260,150	280,466	199,339
Sales and other inflows	26,151	22,781	28,038	78,463	72,130
Redemptions/outflows	(28,180)	(23,685)	(19,206)	(82,471)	(51,298)
Net flows	(2,029)	(904)	8,832	(4,008)	20,832
Assets acquired(3)	-	-	-	-	34,758
Exchanges	(6)	8	(84)	(31)	(97)
Market value change	4,350	8,230	(362)	11,580	13,704
Total long-term fund and separate account
assets - end of period	$288,007	$285,692	$268,536	$288,007	$268,536
Cash management fund assets - end of period	187	177	219	187	219
Total assets under management - end of period	$288,194	$285,869	$268,755	$288,194	$268,755

(1) Consolidated Eaton Vance Corp. See Attachment 9 for managed assets and flows of 49 percent-owned Hexavest Inc.
(2) Includes assets in balanced accounts holding income securities.
(3) Represents assets gained in the acquisition of The Clifton Group Investment Management Company on December 31, 2012.
(4) Includes assets in institutional cash management separate accounts.

				Attachment 6
Eaton Vance Corp.
Consolidated Net Flows by Investment Vehicle(1)
(in millions)
	Three Months Ended			Nine Months Ended
	July 31,	April 30,	July 31,	July 31,	July 31,
	2014	2014	2013	2014	2013
Long-term fund assets - beginning of period	$134,942	$131,984	$127,014	$133,198	$113,249
Sales and other inflows	8,634	8,684	11,597	27,551	33,307
Redemptions/outflows	(10,272)	(8,751)	(7,932)	(29,284)	(21,316)
Net flows	(1,638)	(67)	3,665	(1,733)	11,991
Assets acquired(2)	-	-	-	-	638
Exchanges	(6)	81	(241)	41	(262)
Market value change	1,671	2,944	(1,396)	3,463	3,426
Long-term fund assets - end of period	$134,969	$134,942	$129,042	$134,969	$129,042
Institutional separate account assets -
beginning of period(3)	96,564	94,869	84,724	95,724	43,338
Sales and other inflows	14,717	11,101	13,480	42,620	28,366
Redemptions/outflows	(14,912)	(12,249)	(8,901)	(44,632)	(21,792)
Net flows	(195)	(1,148)	4,579	(2,012)	6,574
Assets acquired(2)	-	-	-	-	34,120
Exchanges	377	(96)	152	280	157
Market value change	1,647	2,939	18	4,401	5,284
Institutional separate account assets -
end of period	$98,393	$96,564	$89,473	$98,393	$89,473
High-net-worth separate account assets -
beginning of period	20,968	19,374	18,027	19,699	15,036
Sales and other inflows	794	968	1,055	2,476	3,931
Redemptions/outflows	(953)	(988)	(614)	(3,045)	(2,385)
Net flows	(159)	(20)	441	(569)	1,546
Exchanges	(433)	402	(9)	(30)	(16)
Market value change	475	1,212	612	1,751	2,505
High-net-worth separate account assets -
end of period	$20,851	$20,968	$19,071	$20,851	$19,071
Retail managed account assets -
beginning of period	33,218	32,131	30,385	31,845	27,716
Sales and other inflows	2,006	2,028	1,906	5,816	6,526
Redemptions/outflows	(2,043)	(1,697)	(1,759)	(5,510)	(5,805)
Net flows	(37)	331	147	306	721
Exchanges	56	(379)	14	(322)	24
Market value change	557	1,135	404	1,965	2,489
Retail managed account assets -
end of period	$33,794	$33,218	$30,950	$33,794	$30,950
Total long-term fund and separate account
assets - beginning of period	285,692	278,358	260,150	280,466	199,339
Sales and other inflows	26,151	22,781	28,038	78,463	72,130
Redemptions/outflows	(28,180)	(23,685)	(19,206)	(82,471)	(51,298)
Net flows	(2,029)	(904)	8,832	(4,008)	20,832
Assets acquired(2)	-	-	-	-	34,758
Exchanges	(6)	8	(84)	(31)	(97)
Market value change	4,350	8,230	(362)	11,580	13,704
Total long-term fund and separate account
assets - end of period	$288,007	$285,692	$268,536	$288,007	$268,536
Cash management fund assets -
end of period	187	177	219	187	219
Total assets under management -
end of period	$288,194	$285,869	$268,755	$288,194	$268,755

(1) Consolidated Eaton Vance Corp. See Attachment 9 for managed assets and flows of 49 percent-owned Hexavest Inc.
(2) Represents assets gained in the acquisition of The Clifton Group Investment Management Company on December 31, 2012.
(3) Includes assets in institutional cash management separate accounts.

				Attachment 7
Eaton Vance Corp.
Consolidated Assets under Management by Investment Affiliate (1)
(in millions)

	July 31,	April 30,	%	July 31,	%
	2014	2014	Change	2013	Change
Eaton Vance Management(2)	$143,337	$144,892	-1%	$143,229	0%
Parametric	126,777	122,562	3%	107,192	18%
Atlanta Capital	18,080	18,415	-2%	18,334	-1%
Total	$288,194	$285,869	1%	$268,755	7%

(1) Consolidated Eaton Vance Corp. See Attachment 9 for managed assets and flows of 49 percent-owned Hexavest.
(2) Includes managed assets of wholly owned subsidiaries Eaton Vance Investment Counsel and Fox Asset Management
LLC, as well as certain Eaton Vance-sponsored funds and accounts managed by Hexavest and unaffiliated third-party advisors under Eaton Vance supervision.

				Attachment 8
Eaton Vance Corp.
Consolidated Assets under Management by Investment Mandate (1)
(in millions)

	July 31,	April 30,	%	July 31,	%
	2014	2014	Change	2013	Change
Equity(2)	$96,054	$93,733	2%	$90,774	6%
Fixed income(3)	44,287	43,917	1%	45,821	-3%
Floating-rate income	43,752	45,115	-3%	38,170	15%
Alternative	11,691	12,112	-3%	16,098	-27%
Implementation services	92,223	90,815	2%	77,673	19%
Cash management funds	187	177	6%	219	-15%
Total	$288,194	$285,869	1%	$268,755	7%

(1) Consolidated Eaton Vance Corp. See Attachment 9 for managed assets and flows of 49 percent-owned Hexavest.
(2) Includes assets in balanced accounts holding income securities.
(3) Includes assets in institutional cash management separate accounts.

Attachment 9
Eaton Vance Corp.
Hexavest Inc. Assets under Management and Net Flows
(in millions)
	Three Months Ended			Nine Months Ended
	July 31,	April 30,	July 31,	July 31,	July 31,
	2014	2014	2013	2014	2013
Eaton Vance distributed:
Eaton Vance sponsored funds - beginning of period(1)	$221	$212	$161	$211	$37
Sales and other inflows	6	12	19	49	130
Redemptions/outflows	(10)	(17)	(6)	(53)	(12)
Net flows	(4)	(5)	13	(4)	118
Market value change	4	14	(1)	14	18
Eaton Vance sponsored funds - end of period	$221	$221	$173	$221	$173
Eaton Vance distributed separate accounts -
beginning of period(2)	$2,354	$1,383	$1,283	$1,574	$-
Sales and other inflows	136	307	227	519	1,378
Redemptions/outflows	(122)	(74)	(1)	(201)	(1)
Net flows	14	233	226	318	1,377
Exchanges	-	624	-	389	-
Market value change	29	114	6	116	138
Eaton Vance distributed separate accounts -
end of period	$2,397	$2,354	$1,515	$2,397	$1,515
Total Eaton Vance distributed - beginning of period	$2,575	$1,595	$1,444	$1,785	$37
Sales and other inflows	142	319	246	568	1,508
Redemptions/outflows	(132)	(91)	(7)	(254)	(13)
Net flows	10	228	239	314	1,495
Exchanges	-	624	-	389	-
Market value change	33	128	5	130	156
Total Eaton Vance distributed - end of period	$2,618	$2,575	$1,688	$2,618	$1,688
Hexavest directly distributed - beginning of period(3)	$14,477	$14,543	$13,831	$15,136	$12,073
Sales and other inflows	597	355	785	1,392	2,003
Redemptions/outflows	(904)	(681)	(530)	(2,546)	(1,363)
Net flows	(307)	(326)	255	(1,154)	640
Exchanges	-	(624)	-	(389)	-
Market value change	253	884	(40)	830	1,333
Hexavest directly distributed - end of period	$14,423	$14,477	$14,046	$14,423	$14,046
Total Hexavest assets - beginning of period	$17,052	$16,138	$15,275	$16,921	$12,110
Sales and other inflows	739	674	1,031	1,960	3,511
Redemptions/outflows	(1,036)	(772)	(537)	(2,800)	(1,376)
Net flows	(297)	(98)	494	(840)	2,135
Market value change	286	1,012	(35)	960	1,489
Total Hexavest assets - end of period	$17,041	$17,052	$15,734	$17,041	$15,734

(1)	Managed assets and flows of Eaton Vance-sponsored pooled investment vehicles for which Hexavest is advisor or sub-advisor. Eaton
Vance receives management and/or distribution revenue on these assets, which are included in the Eaton Vance consolidated results in Attachments 5, 6, 7 and 8.
(2)	Managed assets and flows of Eaton Vance-distributed separate accounts managed by Hexavest. Eaton Vance receives distribution revenue, but not investment advisory fees, on these assets, which are not included in the Eaton Vance consolidated results in Attachments 5, 6, 7 and 8.
(3)	Managed assets and flows of pre-transaction Hexavest clients and post-transaction Hexavest clients in Canada. Eaton Vance receives no investment advisory or distribution revenue on these assets, which are not included in the Eaton Vance consolidated results in Attachments 5, 6, 7 and 8.